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NEWS


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Contact: Charlene Hamrah (Investment Community)
         212/770-7074

         Joe Norton (News Media)
         212/770-3144

                 AIG DELAYS FORM 10-K FILING TO COMPLETE REVIEW

NEW YORK, March 30, 2005 - American International Group, Inc. ("AIG") announced today that the filing of its 2004 Form 10-K will be delayed beyond the March 31, 2005 extended due date in order to provide AIG, its Board of Directors and its new management adequate time to complete their extensive review of AIG's books and records. The review includes issues arising from pending investigations into non-traditional insurance products and certain assumed reinsurance transactions by the Office of the Attorney General for the State of New York ("NYAG") and the Securities and Exchange Commission ("SEC") and from AIG's decision to review the accounting treatment of certain additional items. AIG currently believes that it will be able to file its Form 10-K on or prior to April 30, 2005. AIG intends to seek relief from the SEC to allow the continued use of registration statements on Form S-3 following the filing of its Form 10-K, although there can be no assurance that relief will be granted.

         Because AIG's review is not yet complete, AIG is not yet able to determine whether the adjustments identified to date as a result of the review will require restatement of prior period results or an adjustment to fourth quarter 2004 published unaudited information. Therefore, AIG is not currently able to determine the potential effects of any proposed adjustment on AIG's results of operations for any particular period. AIG currently believes that the maximum aggregate effect on AIG's consolidated shareholders' equity at December 31, 2004 of known errors and changes in accounting estimates and classifications, including the potential effect of treating Union Excess as a consolidated entity as discussed below, would be a decrease of approximately two percent from the previously reported unaudited consolidated shareholders' equity of $82.87 billion. The investigations and AIG's review are continuing, and AIG cannot presently determine whether additional matters will be discovered or further adjustments will be required.

         As previously disclosed, in February 2005 AIG received subpoenas from the NYAG and the SEC relating to investigations of non-traditional insurance products and certain assumed reinsurance transactions and AIG's accounting for such transactions. The New York Department of Insurance is currently investigating related issues. The initial investigations related principally to an assumed reinsurance transaction involving two tranches of $250 million each which took place in December 2000 and March 2001 between an AIG subsidiary and a subsidiary of General Re Corporation ("Gen Re"). In connection with each tranche, each of consolidated net premiums written and consolidated net loss reserves increased by $250 million in each of the fourth quarter of 2000 and the first quarter of 2001. The first tranche of the transaction was commuted in November 2004, which reduced premiums and reserves for losses and loss expenses by approximately $250 million in the fourth quarter 2004 previously reported unaudited financial information. The second tranche remains on AIG's books as previously recorded.

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AIG DELAYS FORM 10-K FILING TO COMPLETE REVIEW
March 30, 2005

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         Based on its review to date, AIG has concluded that the Gen Re transaction documentation was improper and, in light of the lack of evidence of risk transfer, these transactions should not have been recorded as insurance. Therefore, AIG's financial statements will be adjusted to recharacterize such transactions as deposits rather than as consolidated net premiums. The recharacterization will have virtually no impact on AIG's financial condition as of December 31, 2004, but will reduce the reserve for losses and loss expenses by $250 million and increase other liabilities by $245 million.

         In preparation for the issuance of the Form 10-K, management reviewed the accounting treatment for certain additional items with its independent accountants. Some of these matters were subsequently disclosed by AIG to various federal and state law enforcement and regulatory authorities. The continuing review has led AIG management to conclude that the accounting for certain of these matters may need to be recharacterized or otherwise adjusted. Certain but not all of the original characterizations resulted from transactions which appear to have been structured for the sole or primary purpose of accomplishing a desired accounting result. The matters reviewed to date include:

            - UNION EXCESS: AIG's general insurance company subsidiaries operate worldwide, primarily by underwriting and accepting risks for their direct account and securing reinsurance on that portion of the risk in excess of the limit which they wish to retain. Many of these reinsurers are large, well capitalized organizations well known within the insurance industry or smaller reinsurance companies with no affiliation with AIG. AIG subsidiaries have also ceded business to Union Excess Reinsurance Company, Ltd. ("Union Excess") a Barbados-domiciled reinsurer. AIG has no direct equity interest in Union Excess. However, based upon AIG's review to date, including consideration of previously undisclosed facts, AIG now believes that a significant portion of the ownership interests of Union Excess shareholders are protected under financial arrangements with Starr International Company, Inc. ("SICO"), a private holding company which owns approximately 12 percent of AIG's outstanding common stock and whose board of directors consists of current and former members of AIG management. From its formation in 1991, Union Excess has reinsured risks emanating primarily or solely from AIG subsidiaries, both directly and indirectly. The transactions with Union Excess permitted AIG to reflect income arising from the discounting of reserves permitted under Barbados law. If Union Excess is required to be treated as a consolidated entity by AIG, it would result in a maximum reduction of approximately $1.1 billion in AIG's consolidated shareholders' equity as of December 31, 2004, which represents the after-tax cumulative effect of the transactions with Union Excess over a 14 year period from 1991 to 2004. AIG is continuing to evaluate whether Union Excess should be treated as a consolidated entity in AIG's financial statements and whether the financial statement benefit from cessions to Union Excess should be adjusted.

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AIG DELAYS FORM 10-K FILING TO COMPLETE REVIEW
March 30, 2005
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            -     RICHMOND: AIG subsidiaries have also ceded reinsurance to
                  subsidiaries of Richmond Insurance Company, Ltd. ("Richmond"), a Bermuda-based reinsurance holding company in which AIG holds a 19.9 percent ownership interest. Although AIG owns only a minority ownership interest in Richmond, the review of the operations of the Richmond subsidiaries has shown significant previously undisclosed evidence of AIG control. Therefore, AIG has determined that Richmond should be treated as a consolidated entity in AIG's financial statements. Consolidation of Richmond will result in a small increase in consolidated assets with a similar increase in consolidated liabilities and a minimal impact on AIG's consolidated shareholders' equity as of December 31, 2004.

            - CAPCO: The transactions with Capco Reinsurance Company, Ltd. ("Capco"), a Barbados domiciled reinsurer, involved an improper structure created to recharacterize underwriting losses as capital losses. That structure, which consisted primarily of arrangements between subsidiaries of AIG and Capco, will require that Capco be treated as a consolidated entity in AIG's financial statements. The result of such consolidation is to recharacterize approximately $200 million of previously reported capital losses as an equal amount of underwriting losses relating to auto warranty business from 2000 through 2003.

            - COVERED CALLS: From 2001 to 2003, AIG entered into a series of transactions with third parties whereby AIG subsidiaries would sell in-the-money call options on bonds in their portfolios that had unrealized appreciation associated with them. Through a series of forward transactions and swaps that allowed AIG to retain the bonds, AIG recognized net investment income in the amount of the unrealized gains. The cumulative increase in net investment income from these transactions was approximately $300 million with a corresponding decrease in realized capital gains over the three year period. There was no effect on AIG's consolidated shareholders' equity.

            - RECEIVABLES: AIG continues to assess the recoverability of certain balances, consisting mainly of receivables in the domestic general insurance operations, to determine whether additional charges would be appropriate. AIG currently believes that the after-tax impact of these charges would not exceed $300 million.

In addition:

            - AIG is reviewing its prior estimates relating to deferred acquisition costs and certain other accruals and allowances with respect to AIG's general insurance and financial services subsidiaries to determine if adjustments are necessary. These revisions could result in an aggregate after tax charge of approximately $370 million.

            - AIG may reclassify certain items previously identified and reported as net investment income. The aggregate effect of the misclassifications AIG has identified to date was to increase reported net investment income over the period from 2000 through 2004 by approximately four percent. The reclassification will have no effect on AIG's consolidated shareholders' equity as of December 31, 2004.

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AIG DELAYS FORM 10-K FILING TO COMPLETE REVIEW
March 30, 2005
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            -     AIG has determined to change its accounting treatment to
                  expense the deferred compensation granted to certain AIG employees by SICO. The magnitude of these amounts in prior years has been disclosed in the notes to AIG's audited financial statements, but not included as expenses in the calculation of AIG's consolidated net income. Although the expense will be a charge to reported earnings, the change will have no negative impact on shareholders' equity because an equal amount will be treated as deemed contributions from SICO to additional paid-in capital.

         In addition to the above matters, AIG has reviewed a series of transactions involving International Lease Finance Corporation ("ILFC"), a wholly owned subsidiary of AIG engaged in the leasing and remarketing of commercial aircraft, that were discussed in various press reports. AIG has reviewed its accounting at both the ILFC and consolidated levels and determined that no adjustments are necessary.

         In view of its continuing review, management has not yet completed its assessment of the effectiveness of AIG's internal control over financial reporting as of December 31, 2004. The assessment will be made prior to the filing of AIG's Form 10-K.

         AIG anticipates making further public disclosure on these matters in its Form 10-K or otherwise if appropriate.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

         This press release contains forward-looking statements. Please refer to the AIG Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and AIG's past and future filings and reports filed with the Securities and Exchange Commission for a description of the business environment in which AIG operates and the important factors that may affect its business. AIG is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

                                      # # #

         American International Group, Inc. (AIG) is the world's leading international insurance and financial services organization, with operations in more than 130 countries and jurisdictions. AIG member companies serve commercial, institutional and individual customers through the most extensive worldwide property-casualty and life insurance networks of any insurer. In the United States, AIG companies are the largest underwriters of commercial and industrial insurance and AIG American General is a top-ranked life insurer. AIG's global businesses also include retirement services, financial services and asset management. AIG's financial services businesses include aircraft leasing, financial products, trading and market making. AIG's growing global consumer finance business is led in the United States by American General Finance. AIG also has one of the largest U.S. retirement services businesses through AIG SunAmerica and AIG VALIC, and is a leader in asset management for the individual and institutional markets, with specialized investment management capabilities in equities, fixed income, alternative investments and real estate. AIG's common stock is listed in the U.S. on the New York Stock Exchange and ArcaEx, as well as the stock exchanges in London, Paris, Switzerland and Tokyo.

                                      # # #

                       American International Group, Inc.
                       70 Pine Street, New York, NY 10270